SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☒	Definitive Proxy Statement

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               BIOLARGO, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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BioLargo, Inc.

14921 Chestnut St.

Westminster, California 92683

(949) 643-9540

To the Stockholders of BioLargo, Inc.:

You are cordially invited to attend a special meeting of the stockholders (the “Special Meeting”) of BioLargo, Inc. (“BioLargo”). The Special Meeting will be held on Wednesday September 26, 2018, at 10:00 a.m. local time, at our offices located at 14921 Chestnut St., Westminster, California 92683.

Matters to be presented for action at the Special Meeting include a series of proposals that are part and parcel to our plan to uplist our stock to trade on a nationally listed stock exchange, such as the Nasdaq Capital Markets, secure capital to grow our business through a fully underwritten and nationally syndicated public offering, and to continue building our company to expand on our current commercial success. Management believes that listing the company’s common stock on a national exchange will offer a series of benefits to both the company and our stockholders, including making our stock more attractive to a larger pool of investors, removing restrictions that currently prohibit many investors from purchasing our stock (because it is currently traded on the OTCQB), increasing liquidity for our stockholders, and through increased financial and governance requirements, by enhancing the Company’s profile to potential investors. If successful, the company’s stockholders will also benefit from expanded awareness by inclusion in a number of indexes that are tracked by buy-side institutions and that will increase the likelihood of analyst coverage. As further described in the enclosed proxy statement, the proposals for which approval is sought at this Special Meeting will authorize our board of directors to effect a reverse stock split of our common stock in order to meet an initial listing requirement of the Nasdaq Capital Markets, and a reduction of the number of authorized shares of our common stock. The third proposal authorizes the adjournment of the Special Meeting to permit the Company to solicit additional proxies if there are insufficient proxies at the Special Meeting to approve the foregoing proposals.

 Stockholders of record as of July 31, 2018 may vote at the Special Meeting.

On or about August 16, 2018, we will be mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and how to vote. This notice also contains instructions on how to receive a paper or e-mail copy of the proxy materials. We believe that this method will expedite your receipt of proxy materials, help conserve natural resources and reduce our printing and mailing costs.

We are excited about the future of our company, and we believe the pursuit of an up-listing of our stock to a national exchange is a worthy and valuable goal to benefit our stockholders. We look forward to speaking with those of you who are able to attend the Special Meeting in person. Whether or not you can attend, it is important that you sign, date, and return your proxy, or submit your proxy by Internet as instructed on the enclosed proxy card. If you are a stockholder of record and attend the Special Meeting in person, you may revoke your proxy and vote at the Special Meeting if you wish.

Sincerely

Dennis P. Calvert President and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date:	Wednesday September 26, 2018
Time:	10:00 a.m. local time
Place:	BioLargo, Inc. 14921 Chestnut St. Westminster, CA 92683

You are cordially invited to attend a special meeting of the stockholders (the “Special Meeting”) of BioLargo, Inc. (“BioLargo”). The Special Meeting will be held on Wednesday September 26, 2018, at 10:00 a.m. local time, at our offices located at 14921 Chestnut St., Westminster, California 92683.

Matters to be voted on:

1.

Approval of a reverse stock split at a ratio between one-for-four (1:4) and one-for-forty (1:40) of our common stock, as determined by our board of directors, at any time before the earlier of September 26, 2019 and the next meeting of stockholders of the Company, if and as determined by our board of directors;

2.	Approval of a reduction of the number of shares of common stock authorized by our Amended and Restated Certificate of Incorporation, if and in an amount as determined by our board of directors.

3.

Approval of a proposal for the adjournment of the Special Meeting to permit the Company to solicit additional proxies, if there are insufficient proxies at the Special Meeting to approve the foregoing proposal.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Please sign and date the accompanying form of proxy and return it promptly in the enclosed postage-paid envelope, or submit your proxy by telephone or the Internet as instructed on the enclosed proxy card to avoid the expense of further solicitation. If you are a stockholder of record and attend the Special Meeting, you may revoke your proxy and vote your shares in person.

Only stockholders of record at the close of business on July 31, 2018 are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS Dennis P. Calvert President and Chief Executive Officer August 14, 2018

 Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Wednesday September 26, 2018. The Proxy Statement is available at www.BioLargoReport.com.

YOUR VOTE IS IMPORTANT.

BIOLARGO, INC.

PROXY STATEMENT FOR THE

SEPTEMBER 26, 2018 SPECIAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed Proxy is solicited on behalf of the Board of Directors of BioLargo, Inc. (“BioLargo” or the “Company”), for use at the Special Meeting of Stockholders to be held on Wednesday September 26, 2018, at 10:00 a.m. local time (the “Special Meeting”), and at any postponement or adjournment thereof. The Special Meeting will be held at the Company’s office at 14921 Chestnut St., Westminster, California 92683. The purposes of the Special Meeting are set forth in the accompanying Notice of Special Meeting of Stockholders.

As permitted by the rules adopted by the Securities and Exchange Commission, or SEC, we are making these proxy solicitation materials available to our stockholders electronically via the Internet. A Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and how to vote will be mailed on or about August 16, 2018, to all stockholders entitled to vote at the meeting. Our principal executive offices are located at 14921 Chestnut St., Westminster, California 92683. Our telephone number is (949) 643-9540. Our proxy materials are posted on the Internet at www.BioLargoReport.com.

GENERAL INFORMATION ABOUT THE MEETING

Who May Vote

You may vote if our records show that you own shares of BioLargo as of July 31, 2018. As of the close of business on July 31, 2018, we had a total of 130,197,177 shares of common stock issued and outstanding, which were held of record by approximately 530 stockholders, and beneficially by approximately 2,600. As of July 31, 2018, we had no shares of preferred stock outstanding. You are entitled to one vote for each share that you own.

Voting Your Proxy

If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted. If a bank, broker or other nominee holds your shares and you wish to attend the meeting and vote in person, you must obtain a “legal proxy” from the record holder of the shares giving you the right to vote the shares.

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock in one of the following ways:

●

Vote by Internet. You may vote via the Internet by following the instructions provided in the Notice or, if you received printed materials, on your proxy card. The website for Internet voting is www.voteproxy.com and is also printed on the Notice and on your proxy card. Please have your Notice or proxy card in hand. Internet voting is available 24 hours per day until 11:59 p.m., Eastern Time, on September 25, 2018. You will receive a series of instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

●	Vote by Mail. If you would like to vote by mail, then please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

When a proxy is properly returned, the shares represented by the proxy will be voted at the Special Meeting in accordance with the instructions specified in the spaces provided in the proxy. If no instructions are specified, the proxies will be counted for purposes of determining whether or not a quorum is present, and will be voted FOR all proposals. If a stockholder of record attends the Special Meeting, he or she may vote in person. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to vote your shares.

Matters to be Presented

We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions.

Changing Your Vote

To revoke your proxy instructions if you are a holder of record, you must (i) advise our Corporate Secretary in writing before the proxy holders vote your shares, (ii) deliver later proxy instructions, or (iii) attend the meeting and vote your shares in person. If your shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or nominee.

Cost of This Proxy Solicitation

We will pay the cost of this proxy solicitation. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

Quorum

The Special Meeting will be held if one-third of the outstanding common stock entitled to vote is represented at the meeting in person or by proxy, in accordance with Delaware Corporation Law section 216 and the Company’s bylaws. If you have returned valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Abstentions and Broker Non-Votes

Shares that are voted “WITHHELD” or “ABSTAIN” are treated as being present for purposes of determining the presence of a quorum and as entitled to vote on a particular subject matter at the Special Meeting. If you hold your common stock through a bank, broker or other nominee, the broker may be prevented from voting shares held in your account on some proposals (a “broker non-vote”) unless you have given voting instructions to the bank, broker or nominee. Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but not for purposes of determining whether a proposal has passed.

Votes Required

The vote required to approve the proposals is governed by Delaware law, and the minimum vote required to approve such proposals is an affirmative vote of a majority of the total votes cast on each such proposal, provided a quorum is present. As a result, in accordance with Delaware law, abstentions and broker non-votes will have the effect of a vote “Against” each such proposal.

Our Voting Recommendations

Our Board of Directors recommends voting FOR Proposals One, Two and Three.

PROPOSAL ONE

APPROVAL OF A REVERSE STOCK SPLIT

Introduction

The Board is presenting these proposals to the stockholders for approval as part of its plan to uplist its common stock to The Nasdaq Capital Markets (or another national exchange). To meet the Nasdaq initial listing requirements of share price ($4.00) and stockholder equity ($5,000,000), the Company needs a higher stock price and additional capital. The Company’s Board of Directors would only proceed with the reverse stock split described in this Proposal One if believed funding was imminent that would satisfy the stockholder equity requirement. The Company believes the best path to such an offering is by uplisting the Company’s stock on Nasdaq to allow it to attract the institutional investors required in such an offering.

Background

The Board has adopted a resolution approving and recommending to the Company’s stockholders for the stockholders’ approval of a proposal to amend our certificate of incorporation to effect a reverse split of our outstanding shares of Common Stock within a range of one share of Common Stock for every four shares of Common Stock (1:4) to one share of Common Stock for every forty shares of Common Stock (1:40), with the exact reverse split ratio to be decided and publicly announced by the Board prior to the effective time of the amendment to our certificate of incorporation (the “Reverse Stock Split”). If the stockholders approve this proposal, the Board will have the authority to decide, at any time prior to the earlier of September 26, 2019 and the next meeting of stockholders of the Company, whether to implement the Reverse Stock Split and the precise ratio of the Reverse Stock Split within a range of 1-for-4 shares of our Common Stock to 1-for-40 shares of our Common Stock. If the Board decides to implement the Reverse Stock Split, the Reverse Stock Split will become effective upon the filing of an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware or on such date and time as set forth in the amendment.

The Board reserves the right, even after stockholder approval, to abandon or postpone the filing of the amendment to effect the Reverse Stock Split if the Board determines that it is not in the best interests of the Company and the stockholders. If the amendment effecting the Reverse Stock Split is not implemented by the Board prior to the earlier of September 26, 2019 and the next meeting of stockholders of the Company, the proposal will be deemed abandoned, without any further effect. In that case, the Board may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

If our stockholders approve this proposal and our Board of Directors does not otherwise abandon the amendment contemplating the reverse stock split, we will file a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) to effect the proposed reverse stock split, in the form attached to this proxy statement as Appendix A. Our Board of Directors has approved and declared advisable the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation as set forth in the Certificate of Amendment, in the form attached to this proxy statement as Appendix A. If the proposed reverse stock split is effected, then the number of issued and outstanding shares of our Common Stock would be reduced. Our Board of Directors has reserved the right to abandon the amendment at any time before the effectiveness of the filing of the Certificate of Amendment with the Delaware Secretary of State, even if the adoption of the amendment is approved by the stockholders. If the Certificate of Amendment is not filed with the Delaware Secretary of State prior to the earlier of September 26, 2019 and our next stockholders’ meeting, our Board of Directors will abandon the amendment and the Reverse Stock Split will not be effected. Thus, the Board of Directors, at its discretion, may cause the filing of the Certificate of Amendment (following stockholder approval) to effect the Reverse Stock Split, or abandon the amendment and not effect the Reverse Stock Split if it determines that any such action is or is not in the best interests of our Company and stockholders.

Purpose of the Reverse Stock Split

We are submitting this proposal to our stockholders for approval in preparation for a potential public offering of our Common Stock, during which time we intend to “uplist” our Common Stock from the OTCQB Marketplace to The Nasdaq Capital Market, or an equivalent national exchange, and to help attract institutional investors with minimum trading price requirements. The plan being pursued by the Company includes an uplist to a national exchange, and securing capital to grow the business through a fully underwritten and nationally syndicated public offering. We believe increasing the trading price of our Common Stock will assist in our capital-raising efforts by making our Common Stock more attractive to a broader range of investors. In addition, Management believes that by listing the company shares on a national exchange like the Nasdaq Capital Markets will offer a series of benefits to both the Company and its stockholders including: the Company’s stock will be more attractive to a larger pool of investors, it will remove restrictions that currently prohibit many investors from investing in companies like ours that are traded on the OTCQB, improved regulatory oversight of broker/dealer market will reduce the risk of potential trading violations, and the enhanced financial and governance requirements enhance the Company’s profile to potential investors. If successful, the company’s stockholders will also benefit from expanded awareness by inclusion in a number of indexes that are tracked by buy-side institutions and that will increase the likelihood of analyst coverage. Accordingly, we believe that the Reverse Stock Split is in our stockholders’ best interests.

In case we do pursue a listing on the Nasdaq Capital Market or similar national exchange, we believe that the Reverse Stock Split is our best option to meet one of the criteria to obtain an initial listing. The Nasdaq Capital Market requires, among other criteria, an initial bid price of least $4.00 per share and, following initial listing, maintenance of a continued price of at least $1.00 per share. On July 31, 2018, the last reported sale price of our Common Stock on the OTCQB was $0.31 per share. A decrease in the number of outstanding shares of our Common Stock resulting from the Reverse Stock Split should, absent other factors, assist in ensuring that our per share market price of our Common Stock remains above the required price. However, we cannot provide any assurance that (i) we will pursue a listing on the Nasdaq Capital Market, or (ii) even if we do, our minimum bid price would remain over the minimum bid price requirement of The Nasdaq Capital Market following the reverse stock split.

In addition, an increase in the per share trading value of our Common Stock would be beneficial because it would:

●	improve the perception of our Common Stock as an investment security;

●	reset our stock price to more normalized trading levels in the face of potentially extended market dislocation;

●	appeal to a broader range of investors to generate greater investor interest in us; and

●

reduce stockholder transaction costs because investors would pay lower commission to trade a fixed dollar amount of our stock if our stock price were higher than they would if our stock price were lower.

You should consider that, although our Board of Directors believes that a reverse stock split will in fact increase the price of our Common Stock, in many cases, because of variables outside of a company’s control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment), the market price of a company’s shares of Common Stock may in fact decline in value after a reverse stock split. You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our Company. However, should the overall value of our Common Stock decline after the proposed reverse stock split, then the actual or intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value.

Potential Effects of the Proposed Reverse Stock Split

If this proposal is approved and the reverse stock split is effected, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of Common Stock. The immediate effect of the Reverse Stock Split would be to reduce the number of shares of our Common Stock outstanding and to increase the trading price of our Common Stock.

However, we cannot predict the effect of any reverse stock split upon the market price of our Common Stock over an extended period, and in many cases, the market value of a company’s Common Stock following a reverse stock split declines. We cannot assure you that the trading price of our Common Stock after the Reverse Stock Split will rise in inverse proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the Reverse Stock Split. Also, we cannot assure you that the Reverse Stock Split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

Examples of Potential Reverse Stock Split at Various Ratios. The table below provides examples of reverse stock splits at various ratios up to 1-for-40, without giving effect to the treatment of fractional shares. The actual number of shares outstanding after giving effect to the Reverse Stock Split, if effected, will depend on the actual ratio that is determined by our Board of Directors in accordance with the amendment to the Company’s Amended and Restated Certificate of Incorporation.

Shares outstanding as of July 31, 2018	Reverse Stock Split Ratio	Shares outstanding after Reverse Stock Split	Reduction in Shares Outstanding*
130,197,177	1-for-4	32,549,294	75%
130,197,177	1-for-10	13,019,718	90%
130,197,177	1-for-20	6,509,859	95%
130,197,177	1-for-30	4,339,906	97%
130,197,177	1-for-40	3,254,929	98%

* The percentages set forth in this column do not reflect the corresponding reduction of authorized shares set forth in Proposal Two. In the event the Board reduces the number of shares authorized by our Certificate of Incorporation in the same ratio as the Reverse Stock Split, the ratio of the number of shares outstanding and the number of shares authorized would not change.

The resulting decrease in the number of shares of our Common Stock outstanding could potentially adversely affect the liquidity of our Common Stock, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders. If we implement the Reverse Stock Split, the number of shares of our Common Stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the Reverse Stock Split by the appropriate ratio and then rounding up to the nearest whole share. The Reverse Stock Split would not affect any stockholder’s percentage ownership interest in our Company or proportionate voting power.

Effect on Restricted Stock Options, Warrants and Convertible Debt. In addition, we would adjust all outstanding shares of any restricted stock, options and warrants entitling the holders to purchase shares of our Common Stock as a result of the Reverse Stock Split, as required by the terms of these securities, as well as adjust the conversion price of any convertible debt. In particular, we would reduce the conversion ratio for each instrument, and would increase the exercise price in accordance with the terms of each instrument and based on the 1-for-4, up to 1-for-40 ratio of the Reverse Stock Split (i.e., the number of shares issuable under such securities would decrease by 75%, up to 98%, respectively, and the exercise price per share would be multiplied by 4, up to 40, respectively). Also, we would reduce the number of shares reserved for issuance under our existing 2018 Equity Incentive Plan, or the 2018 Plan, proportionately based on the ratio of the Reverse Stock Split. The Reverse Stock Split would not otherwise affect any of the rights currently accruing to holders of our Common Stock, or options or warrants exercisable for our Common Stock.

Other Effects on Outstanding Shares. If we implement a reverse stock split, the rights pertaining to the outstanding shares of our Common Stock would be unchanged after the reverse stock split. Each share of our Common Stock issued following the reverse stock split would be fully paid and nonassessable.

The reverse stock split would result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the effective time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for shares of Common Stock with the new CUSIP number by following the procedures described below. However, until such exchange is made, the old stock certificates will automatically represent the new, post-split number of shares. After the Reverse Stock Split, we will continue to voluntarily file periodic reports and comply with other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Because our Board of Directors intends to implement the Reverse Stock Split only in conjunction with a public offering and uplist to the Nasdaq Capital Markets, if the Reverse Stock Split is effected, our Common Stock would be listed shortly thereafter on a national stock exchange.

Authorized Shares of Stock

The Reverse Stock Split would affect all issued and outstanding shares of Common Stock and outstanding rights to acquire Common Stock. In Proposal Two, we are asking for authorization to reduce the number of shares outstanding such that the ratio of shares issued to shares outstanding would not change. By itself, Proposal One does not change the number of shares of Common Stock currently authorized. However, if Proposal One is approved, and Proposal Two is not, upon the effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of Common Stock issued and outstanding as a result of the reverse stock split.

As of July 31, 2018, we had (i) 400,000,000 shares of authorized Common Stock, of which 130,197,177 shares of Common Stock, par value $0.00067 per share, were issued and outstanding, and (ii) 50,000,000 shares of authorized preferred stock, par value $0.00067 per share, of which there were no shares issued and outstanding. If we issue additional shares, the ownership interest of holders of Common Stock will be diluted.

We will reserve for issuance any authorized but unissued shares of Common Stock that would be made available as a result of the proposed reverse stock split.

Procedure for Effecting the Proposed Stock Split and Exchange of Stock Certificates

If stockholders approve this proposal and our Board of Directors does not otherwise abandon the amendment contemplating the Reverse Stock Split, we will file with the Delaware Secretary of State a Certificate of Amendment to our Amended and Restated Certificate of Incorporation, in the form attached to this proxy statement as Appendix A. However, such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the Board of Directors deems necessary and advisable to effect the Reverse Stock Split under Proposal One. The effectiveness or abandonment of such amendment will be determined by the Board of Directors. The Reverse Stock Split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Certificate of Amendment, which we refer to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split.

Upon the reverse stock split, we intend to treat stockholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Following the reverse stock split, stockholders holding physical certificates must exchange those certificates for new certificates.

Our transfer agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Fractional Shares

We would not issue fractional shares in connection with the Reverse Stock Split. In lieu thereof, any fractional share that results from the combination described in the two immediately preceding sentences will be rounded up to the next whole share of Common Stock.

No Appraisal Rights

No appraisal rights are available under the General Corporation Law of the State of Delaware or under our Amended and Restated Certificate of Incorporation or amended and restated bylaws with respect to the reverse stock split. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally.

Accounting Consequences

The par value of our Common Stock would remain unchanged at $0.001 per share after the reverse stock split. Also, our capital account would remain unchanged, and we do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of the reverse stock split to holders of our shares. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this document, all of which may be subject to change, possibly with retroactive effect. This summary only addresses holders who hold their shares as capital assets within the meaning of the Code and does not address all aspects of U.S. federal income taxation that may be relevant to holders subject to special tax treatment, such as financial institutions, dealers in securities, insurance companies, foreign persons and tax-exempt entities. In addition, this summary does not consider the effects of any applicable state, local, foreign or other tax laws.

We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”), or an opinion from counsel with respect to the U.S. federal income tax consequences discussed below. There can be no assurance that the tax consequences discussed below would be accepted by the IRS or a court. The tax treatment of the reverse stock split to holders may vary depending upon a holder’s particular facts and circumstances.

We urge holders to consult with their own tax advisors as to any U.S. federal, state, local or foreign tax consequences applicable to them that could result from the reverse stock split.

The receipt of Common Stock in the Reverse Stock Split should not result in any taxable gain or loss to a holder for U.S. federal income tax purposes. The aggregate tax basis of the Common Stock received by a holder as a result of the Reverse Stock Split (including the basis of any fractional share to which a holder is entitled) will be equal to the aggregate basis of the existing Common Stock exchanged for such stock. A holder’s holding period for the Common Stock received in the Reverse Stock Split will include the holding period of the Common Stock exchanged therefor.

Board Discretion to Implement the Reverse Stock Split

Our Board of Directors has reserved the right to abandon the amendment at any time before the effectiveness of the filing of the Certificate of Amendment with the Delaware Secretary of State, even if the adoption of the amendment is approved by the stockholders.

Required Vote

The vote required to approve Proposal One is governed by Delaware law, and the minimum vote required to approve such proposal is a majority of the total votes cast on such proposal, provided a quorum is present. As a result, in accordance with Delaware law, abstentions and broker non-votes will have the effect of a vote “Against” each such proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

YOU VOTE “FOR” PROPOSAL ONE

PROPOSAL TWO

APPROVAL OF A PROPOSED AMENDMENT TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO REDUCE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Overview

In connection with the Reverse Stock Split, the Board of Directors is proposing that it be provided authority to reduce the total number of authorized shares of common stock to a number that it determines to be in the best interest of the Company and its stockholders depending on the chosen ratio of the Reverse Stock Split and any other factor it deems important to consider, including future financing needs. The Board of Directors could choose to reduce the number of shares in the same ratio as the Reverse Stock Split, or some lessor ratio, or not at all. Thus, for example, were Proposal One and Two approved and the Board elected to do the Reverse Stock Split at a 1-for-10 ratio, then the Board of Directors would be authorized to reduce the total number of authorized shares of common stock from 400,000,000 to an amount as low as 40,000,000 (the 1:10 ratio), or some higher number (e.g., to 100,000,000 shares, thus a 1:4 ratio). The par value per share of the common stock would remain unchanged at $0.00067 per share after the Reverse Stock Split.

The text of the proposed certificate of amendment to the Charter to effect the Reverse Stock Split and reduce the total number of authorized shares of common stock is attached to this proxy statement as Appendix A. However, such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the Board of Directors deems necessary and advisable to effect the Reverse Stock Split under Proposal One. The effectiveness or abandonment of such amendment will be determined by the Board of Directors.

The Board of Directors has recommended that the proposed amendment be presented to stockholders for approval. Upon receiving stockholder approval of the proposed amendment, the Board of Directors will have the sole discretion, until the earlier of September 26, 2019 and the next stockholder meeting, to elect, as it determines to be in the best interests of BioLargo and its stockholders, whether to effect the Reverse Stock Split.

Proposal Two is conditioned on the approval of Proposal One. Therefore, if Proposal One is not approved by the stockholders, Proposal Two will automatically be deemed to have not been approved by the stockholders, regardless of the number of shares actually voted “FOR” Proposal Two. Proposal One is not conditioned on the approval of Proposal Two.

Purposes and Effects of Decreasing our Total Number of Authorized Shares of Common Stock

As a matter of Delaware law, implementation of the Reverse Stock Split does not require a change in the total number of shares of common stock authorized under the Charter. However, the although the Board of Directors believes that the current ratio of outstanding shares to authorized shares (approximately 1:4) is sufficient to meet the needs of the Company in the near future, future financing activities and company operations may necessitate the availability of additional shares. If the number of outstanding shares of common stock resulting from the Reverse Stock Split if Proposal One is approved by the stockholders and implemented by the Board decreases, the Company may no longer have a need for 400,000,000 authorized shares of common stock. This need will depend on the ratio that the Board deems to be in the best interest of the Company and its stockholders.

The proposed authorization to reduce the number of authorized shares of common stock is also intended to conform to the requirements of certain entities that make recommendations to stockholders regarding proposals submitted by the Company and to ensure that the Company does not have what some stockholders might view as an unreasonably high number of authorized but unissued shares of common stock. In the event that we need to increase our authorized shares of common stock in the future, we may, subject to stockholder approval, seek to amend the Charter to increase the number of authorized shares of common stock. In addition, the Board of Directors believes that the reduction in the number of authorized shares of common stock may also reduce certain of BioLargo’s costs, such as annual franchise taxes paid to the State of Delaware.

Required Vote

The vote required to approve Proposal Two is governed by Delaware law, and the minimum vote required to approve such proposal is a majority of the total votes cast on such proposal, provided a quorum is present. As a result, in accordance with Delaware law, abstentions and broker non-votes will have the effect of a vote “Against” each such proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

YOU VOTE “FOR” PROPOSAL TWO

PROPOSAL THREE

ADJOURNMENT PROPOSAL

In the event that there are insufficient votes, in person or represented by proxy, at the time of the Special Meeting to approve either Proposal One or Proposal Two, the Board of Directors may move to adjourn the Special Meeting, if necessary or advisable, in order to enable the Board of Directors to solicit additional proxies in favor of the approval of Proposal One and Proposal Two. In that event, the Board of Directors will ask its stockholders to vote only upon the adjournment proposal and not on the other proposals discussed in this proxy statement.

Required Vote

The affirmative vote of holders of a majority of the shares of our Common Stock present in person or by proxy at the Special Meeting and entitled to vote is required to approve Proposal Three.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

YOU VOTE “FOR” PROPOSAL THREE

ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our Common stock as of July 31, 2018, including rights to acquire beneficial ownership of shares of our Common stock within 60 days of July 31, 2018, by (a) all stockholders known to the Company to be beneficial owners of more than 5% of the outstanding Common stock; (b) each director, (c) each Named Executive Officer, and (d) all directors and executive officers of the Company as a group:

Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership	Percent of Class (2)

Directors and Officers (3)
Kenneth R. Code (4)	22,761,288	15.2%
Dennis P. Calvert (5)	9,382,172	6.3%
Jack B. Strommen (6)	8,367,038	5.6%
Charles K. Dargan II (7)	3,011,244	2.0%
Joseph L. Provenzano (8)	2,372,529	1.6%
Dennis E. Marshall (9)	2,140,551	1.4%
Kent C. Roberts III (10)	1,735,056	1.2%
John S. Runyan (11)	1,436,440	1.0%
	51,206,318

All directors and officers as a group (8 persons)(12)		34.3%

(1)

Except as noted in any footnotes below, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)

Our company has only one class of stock outstanding. The sum of 130,197,711 shares of common stock outstanding on July 31, 2018, and 19,147,029 shares of common stock subject to options currently exercisable or exercisable within 60 days by the directors and officers, are deemed outstanding for determining the number of shares beneficially owned by the directors and officers, and the directors and officers as a group, and for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)

The address for all directors and the Named Executive Officers is: c/o BioLargo, Inc., 14921 Chestnut St., Westminster, CA 92683, except for: Kent C. Roberts III’s address is 1146 Oxford Road, San Marino, CA 91108; Charles K. Dargan II’s address is 8055 W. Manchester Ave., Ste. 405, Playa Del Rey, CA 90293; and John S. Runyan’s address is 30001 Hillside Terrace, San Juan Capistrano, CA 92675.

(4)

Includes 22,139,012 shares owned indirectly by Mr. Code issued on April 29, 2007 to IOWC Technologies, Inc. in connection with the acquisition by our company of certain intellectual property and other assets on that date. Includes 460,000 shares issuable to Mr. Code upon exercise of options.

(5)

Includes 1,528,695 shares, and an option to purchase 691,974 shares, of common stock held by New Millennium Capital Partners, LLC, which is wholly owned and controlled by Mr. Calvert. Includes 7,733,259 shares issuable to Mr. Calvert upon exercise of the options issued in connection with his employment agreement. Includes 460,000 shares issuable to Mr. Calvert upon exercise of other options granted from time to time by our company.

(6)

Includes 92,800 shares issuable to Mr. Strommen upon exercise of options; includes 3,590,476 shares issuable to Mr. Strommen upon the exercise of warrants. Includes 333,334 shares issuable to Mr. Strommen upon conversion of a convertible promissory note.

(7)	Includes 2,296,000 shares issuable to Mr. Dargan upon exercise of options.

(8)	Includes 826,203 shares issuable to Mr. Provenzano upon exercise of options.

(9)	Includes 1,861,049 shares issuable to Mr. Marshall upon exercise of options.

(10)	Includes 1,123,889 shares issuable to Mr. Roberts upon exercise of options.

(11)	Includes 1,161,665 shares issuable to Mr. Runyan upon exercise of options.

(12)	Includes 19,845,875 shares issuable to all directors and officers as a group, upon exercise of options.

APPENDIX A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

BIOLARGO, INC.

BioLargo, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

A.    The name of the Corporation is BioLargo, Inc.

B.    The Corporation was originally incorporated under the name Repossession Auction, Inc., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 19, 1991.

C.    The FOURTH Article of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

“FOURTH:  The total number of shares of all classes that this Corporation is authorized to issue is [ ],000,000 shares, of which (i) 50,000,000 shares shall be designated as preferred stock, par value $0.00067 per share (the “Preferred Stock”), and (ii) [],000,000 shares shall be designated as common stock, par value $0.00067 per share (the “Common Stock”). Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each [ ] shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu thereof, any fractional share that results from the combination described in the two immediately preceding sentences will be rounded up to the next whole share of Common Stock.

Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined.”

D.     This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, BioLargo, Inc. has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed this [•] day of [•], 2018.

BioLargo, Inc. By: _____________________ Name: Title:

SPECIAL MEETING OF STOCKHOLDERS OF

BIOLARGO, INC.

September 26, 2018

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at www.biolargoreport.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030303000000000000 2 092618

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF

BIOLARGO, INC.

September 26, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.biolargoreport.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

00030303000000000000 2 092618

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

BIOLARGO, INC.

Proxy for Special Meeting of Stockholders on September 26, 2018

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Dennis P. Calvert, as proxy to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of BioLargo, Inc., to be held on September 26, 2018 at 10:00 AM PST at the offices of BioLargo, Inc., 14921 Chestnut Street, Westminster, California 92683 and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

1.1 14475

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on September 26, 2018

BIOLARGO, INC.

BROKER
LOGO
HERE

Return Address Line 1
Return Address Line 2
Return Address Line 3
51 MERCEDES WAY
EDGEWOOD NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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Meeting Information

Meeting Type: Special Meeting
For holders as of: July 31, 2018
Date: September 26, 2018 **Time:** 10:00 AM PDT
Location: BioLargo, Inc.
Corporate Office
14921 Chestnut St.
Westminster, CA 92683

BARCODE

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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0000387289_1 R1.0.1.17

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 12, 2018 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "*legal proxy.*" To do so, please follow the instructions at *www.proxyvote.com* or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

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0000387289_2 R1.0.1.17

Voting items

The Board of Directors recommends you vote FOR the following proposal(s):

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Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO
BANKS AND BROKERS
AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

0000387289_4 R1.0.1.17

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

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